UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Nevada	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28/F Yifa Building, No. 111 Wusi Road Fuzhou, Fujian, P. R. China	350003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2830 8999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described under Item 3.03 below, on November 19, 2012, China Yida Holding Co., a Delaware corporation (“China Yida Delaware” or the “Company”), consummated a merger (the “Reincorporation”) with and into its wholly-owned subsidiary, China Yida Holding Co., a Nevada corporation (“China Yida Nevada” or the “Registrant”), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by China Yida Nevada and China Yida Delaware on November 19, 2011 (the “Merger Agreement”), which is attached hereto as Exhibit 2.1. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Item 3.03 Material Modification to Rights of Security Holders.

On November 19, 2012, China Yida Delaware consummated a merger with and into its wholly-owned subsidiary, China Yida Nevada. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Upon the effectiveness of the Reincorporation:

●
the affairs of the Company ceased to be governed by Delaware corporation laws, the Company’s existing Certificate of Incorporation and the Company’s existing By-laws, and the affairs of the Registrant became subject to Nevada corporation laws, Articles of Incorporation of China Yida Nevada and the Bylaws of China Yida Nevada;

●
the resulting Nevada corporation will (i) be deemed to be the same entity as the Delaware corporation for all purposes under the laws of Nevada, (ii) continue to have all of the rights, privileges and powers of the Delaware corporation, (iii) continue to possess all properties of the Delaware corporation, and (iv) continue to have all of the debts, liabilities and obligations of the Delaware corporation;

●
each outstanding share of the Delaware corporation’s common stock will continue to be an outstanding share of the Nevada corporation’s common stock, and each outstanding option, warrant or other right to acquire shares of the Delaware corporation’s common stock will continue to be an outstanding option, warrant or other right to acquire shares of the Nevada corporation’s common stock;

●
each employee benefit plan, incentive compensation plan or other similar plan of the Delaware corporation will continue to be an employee benefit plan, incentive compensation plan or other similar plan of the Nevada corporation; and

●	each director and officer of the Delaware corporation will continue to hold their respective offices with the Nevada corporation.

The Reincorporation effected a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in our information statement filed with the Securities and Exchange Commission on Schedule 14C on October 23, 2012, under the section entitled “Approval to Change the Company’s State of Incorporation from Delaware to Nevada.” Please see the information statement for further information.

The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company after the Reincorporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Agreement and Plan of Merger, the Nevada Articles of Incorporation and the Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are attached as Exhibits 2.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 1, 2012, the board of directors and majority stockholders of China Yida Delaware adopted written consents to approve an amendment to the Company’s Certificate of Incorporation to effectuate a one-for-five reverse stock split of the Company’s common stock (“Reverse Stock Split”).

On November 16, 2012, China Yida Delaware filed a Certificate of Amendment of the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split. Any fractional share shall be rounded to the next whole share. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company’s common stock will continue on the NASDAQ Capital Market on a Reverse Stock Split-adjusted basis commencing November 19, 2012. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 16945D 303.

A copy of the press release announcing the Reverse Stock Split is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In connection with China Yida Delaware reincorporating from Delaware to Nevada as disclosed under Item 1.01 above, the articles of incorporation and bylaws of China Yida Nevada are now our new governing documents. For a description of the changes in the rights of stockholders due to the reincorporation, see the discussion under the heading “Approval to Change the Company’s State of Incorporation from Delaware to Nevada” in the Definitive Information Statement on Schedule 14C that the Company filed with the Securities and Exchange Commission on October 23, 2012.

Copies of the articles of incorporation, bylaws and articles of merger of China Yida Nevada, and certificate of merger of China Yida Delaware are attached hereto as Exhibits 3.2, 3.3, 3.4 and 3.5, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 19, 2012
3.1	Certificate of Amendment to the Certificate of Incorporation of China Yida Holding Co., a Delaware corporation
3.2	Articles of Incorporation of China Yida Holding Co., a Nevada corporation
3.3	Bylaws of China Yida Holding Co., a Nevada corporation
3.4	Articles of Merger of China Yida Holding Co., a Nevada corporation
3.5	Certificate of Merger of China Yida Holding Co., a Delaware corporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Dated: November 20, 2012	By:	/s/Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer